Exhibit 99.1

NORTHSTAR REALTY FINANCE

ANNOUNCES FOURTH QUARTER AND FULL YEAR 2008 RESULTS

Fourth Quarter Highlights

•                  Fourth quarter 2008 AFFO per share of $0.35, excluding $0.14 restructuring and impairment charges.

•                  NorthStar has a strong liquidity position with $257 million available liquidity at December 31, 2008.

•                  $19.50 diluted GAAP book value per common share.

Full Year Highlights

•                  Full year 2008 AFFO per share of $1.50, excluding $0.21 one-time charges.

•                  Raised $170 million of unsecured capital.

•                  No chargeoffs in loan portfolio for the year ended December 31, 2008.

•                  Loan repayments totaled $252 million.

•                  Retired $111 million of NorthStar debt at an average 55% discount to par during 2008.

NEW YORK, NY, February 24, 2009 - NorthStar Realty Finance Corp. (NYSE: NRF) today announced its results for the quarter and year ended December 31, 2008.

Fourth Quarter 2008 Results

NorthStar reported adjusted funds from operations (“AFFO”) for the quarter of $0.35 per share, exclusive of $0.14 per share of one-time items, compared to $0.39 per share for the fourth quarter 2007.  AFFO for the fourth quarter 2008 was $14.9 million, compared to $26.4 for the fourth quarter 2007.  Net income available to common stockholders for the fourth quarter 2008 was $284.9 million, or $4.51 per share, compared to $5.3 million, or $0.09 per share for fourth quarter 2007.  Fourth quarter 2008 net income includes $318.1 million of income relating to unrealized mark-to-market adjustments and $9.4 million of restructuring and impairment charges. The restructuring charges include a $2.9 million write-off of goodwill and $0.9 million relating to a corporate restructuring and downsizing completed during the fourth quarter 2008.  NorthStar also recorded a $5.6 million impairment charge as of the fourth quarter 2008 relating to its investment in three office buildings located in Chatsworth, CA which are leased to the Federal Deposit Insurance Corporation (“FDIC”) as a result of the FDIC’s seizure of Washington Mutual Bank in September 2008. The restructuring and impairment charges are included in NorthStar’s fourth quarter 2008 AFFO, and the net unrealized mark-to-market gains are excluded from AFFO.

Full Year 2008 Results

NorthStar reported AFFO for the full year 2008 of $1.50 per share, exclusive of $0.21 per share of one-time items, compared to $1.47 per share for the full year 2007.  AFFO for the full year 2008 was $90.6 million, compared to $95.7 for the full year 2007.  Net income available to common stockholders for the full year 2008 was $698.7 million, or $11.07 per share, compared to $31.3 million, or $0.51 per share for the full year 2007. Full year 2008 net income includes $750.3 million of income relating to unrealized mark-to-market adjustments and $14.3 million of one-time costs, which includes $4.9 million of debt issuance costs and $9.4 million of restructuring and impairment charges. The one-time costs are included in NorthStar’s full year 2008 AFFO and the net unrealized mark-to-market gains are excluded from AFFO.

David T. Hamamoto, chairman and chief executive officer, commented, “NorthStar’s conservative balance sheet and liquidity management, and intensive risk management focus served us well during 2008.  We have been operating in the midst of the most challenging conditions for commercial real estate in the past 20 years caused by weak economic conditions and scarce capital.  Our goal has been to manage NorthStar to maximize long-term value. Our belief continues to be that aggressively managing credit, liquidity and continuing to seek alternative sources of capital should enable our commercial real estate investment platform to be opportunistic in accessing the exceptional opportunities that are likely to arise in these types of markets and to thrive when market conditions improve.”

Mr. Hamamoto continued, “We expect 2009 to be a difficult year for most financial services companies, including ours.  NorthStar has continued to perform without access to any of the U.S. Government liquidity programs that are available to banks and life companies.  We expect that a majority of our resources during 2009 will be focused on working with our borrowers through these difficult times, and in managing future debt maturities.”

Investment Summary

NorthStar did not commit to or fund any new real estate loan investments during the fourth quarter. The Company funded $53 million of loan investments related to prior period loan commitments. NorthStar also received $6 million in proceeds from loan repayments during the quarter.  NorthStar invested in $10 million of securities and received $5 million of proceeds from securities payoffs and sales. NorthStar acquired $31 million face amount of its own CDO notes at an average 74% discount to par with ratings ranging from AA to BBB- and recognized a $15 million gain compared to the carrying value of the notes. NorthStar repurchased $18 million face amount of its corporate bonds at an average discount to par of 66% and recognized a $7 million gain compared to the carrying value of the bonds.  NorthStar also repurchased 475,051 common shares at an average price of $2.91 per share.

For the full year 2008, NorthStar originated $119 million of total new investment commitments, funded $336 million, including fundings of prior period commitments, and received $252 million of proceeds from loan repayments and asset sales.  Weighted average first and last dollar loan-to-value was 33.7% and 68.8% respectively, of real estate loan commitments and fundings during 2008.  NorthStar’s real estate securities investments in 2008 had a weighted average credit rating of A+/A1.

NorthStar had approximately $6.5 billion of assets under management at December 31, 2008.

Financing

Total available liquidity at December 31, 2008 was approximately $257 million, including $134 million of unrestricted cash and cash equivalents, and $123 million of uninvested and available cash in NorthStar’s secured term financings. At December 31, 2008, NorthStar had $449 million outstanding under its $744 million of on-balance sheet secured term and revolving credit facilities and the average cost of NorthStar’s on-balance sheet debt was 4.81%.

Risk Management

NorthStar had no chargeoffs in the loan portfolio for the year ended December 31, 2008, and NorthStar had one non-performing loan with an outstanding principal balance of $21 million as of December 31, 2008. The first mortgage is secured by a condo/hotel development site in New York City. NorthStar designates a loan as non-performing at such time as the loan becomes 90 days delinquent on contractual debt service payments or the loan has a maturity default. During the fourth quarter, NorthStar recorded $9.2 million of credit loss provisions relating to five loans and reversed a previously recorded $3.7 million reserve on three loans that were sold in January 2009. Loan credit loss reserves total $11.2 million at December 31, 2008.  At December 31, 2008, the weighted average first and last dollar loan-to-value ratios of NorthStar’s real estate loans were 26.1% and 78.4%, respectively.  NorthStar generally uses original loan-to-cost statistics in its reported loan-to-value ratios, except when there are asset-specific events which would indicate revaluation of the collateral is necessary, such as for watch list assets, loans where a credit loss reserve is deemed appropriate and for non-performing loans.

NorthStar’s securities portfolio had seven upgrades representing $37 million of securities and 26 downgrades representing $122 million of securities during the fourth quarter.  The average credit rating of NorthStar’s real estate securities was BBB-/Baa3 (investment grade) at the end of the fourth quarter.  In December 2008, Moody’s downgraded nine classes of notes issued by N-Star I and II, two of NorthStar’s commercial real estate term financings. The downgraded classes of notes issued by N-Star I included A-1, A-2A, A-2B, B-1, B-2.  The downgraded classes of notes issued by N-Star II included A-1, B-1, B-2, C-1. As a result of prior upgrades by Moody’s, the N-Star I B-1 and B-2 classes of notes remain higher rated than as of initial offering. In January 2009, Fitch downgraded all classes of notes issued by four additional NorthStar commercial real estate term financings primarily backed by commercial real estate securities, N-Star III, V, VII, and IX.

NorthStar’s net lease portfolio was 92% leased and net lease assets have an 8.5 year weighted average remaining lease term as of December 31, 2008.  During February 2009, the FDIC informed NorthStar that JPMorgan would vacate on March 23, 2009 the Chatsworth, CA properties formerly leased to WaMu Bank F.A.  Based on this information, NorthStar reviewed its carrying values of these properties and recorded a $5.6 million impairment charge due to the pending vacancy.  For more information regarding the core net lease assets, please refer to the tables on the following pages.

NorthStar’s “watch list” totaled $160 million as of December 31, 2008 down $45 million from $205 million as of September 30, 2008.  The watch list is a subjective internal management tool used for prioritizing resources, and is developed based upon a comprehensive review of NorthStar’s entire asset base each quarter.  Those assets requiring intensive management attention are candidates for the list.  Delinquencies, realized credit losses, non-performing loans and actual credit loss reserves are the appropriate basis for evaluating and comparing NorthStar’s credit performance to other financial services companies.  These metrics are much more objective and comparable than management’s assessment of watch list criteria. During the fourth quarter NorthStar added to the watch list two first mortgage loans totaling $61 million and one mezzanine loan totaling $9 million. NorthStar removed $115 million of loans from the watch list. In January 2009, five loans on the watch list were sold at par to an unaffiliated party in a transaction in which NorthStar financed its purchase with a mortgage collateralized in part by the sold loans, and the buyer provided substantial equity capital. The five sold assets were removed from our watch list in the fourth quarter. For a more detailed discussion of risk management and the watch list, please refer to Management’s Discussion and Analysis in NorthStar’s Form 10-K for the year ended December 31, 2008.

Andrew C. Richardson, chief financial officer and treasurer, stated, “We have set up our business for this difficult market and expect conditions to get worse through 2009.  We do not have any significant final debt maturities until the second half of 2010 and will continue to aggressively manage our liquidity position.  While we do not have maturity risk associated with our term debt CDO financings, our ability to obtain regular cash flows from the assets securing these financings is dependent upon continuing to meet interest coverage and overcollateralization coverage tests within each financing.  Given the heightened attention to these tests, this quarter we began including this information in the tables contained in this earnings release. We are in compliance with these tests at December 31, 2008.”

Stockholder’s Equity and Dividends

At December 31, 2008, NorthStar had 70,973,904 total shares and operating partnership units outstanding, and $109.1 million of minority interest relating to its operating partnership.  During the fourth quarter of 2008, NorthStar repurchased 475,051 shares of its common stock for an average price of $2.91 per share, inclusive of brokerage commissions. Book value per diluted common share was $19.50 at December 31, 2008. Exclusive of all unrealized mark-to-market adjustments and accumulated depreciation book value at December 31, 2008 would be $8.40 per diluted common share. For a calculation of book value per diluted common share, please refer to the table on the following pages.

On January 20, 2009, NorthStar announced that its Board of Directors declared a dividend of $0.25 per share of common stock, payable with respect to the quarter ended December 31, 2008.  NorthStar will pay approximately $7.1 million of cash and issue approximately 3.7 million shares relating to the dividend.  The dividend is expected to be paid on February 27, 2009 to shareholders of record as of the close of business on January 28, 2009.  Additionally, the Company intends to distribute 90% of its 2009 taxable income as dividends and intends to “true-up” the dividend at year-end if necessary to meet the 90% distribution target.

Earnings Conference Call

NorthStar will hold a conference call to discuss fourth quarter 2008 financial results on Tuesday February 24, 2009, at 2:00 PM Eastern time. Hosting the call will be David Hamamoto, chairman, president and chief executive officer, and Andrew Richardson, chief financial officer and treasurer.  The Company will post on its website, www.nrfc.com, a December 31, 2008 update to its corporate presentation.

The call will be webcast live over the Internet from NorthStar’s website, www.nrfc.com, and will be archived on the Company’s website.  The call can also be accessed live over the phone by dialing 800-219-6110, or for international callers, by dialing 303-205-0066.

A replay of the call will be available one hour after the call through Tuesday March 3, 2009 by dialing 800-405-2236 or 303-590-3000 for international callers, using pass code 11126028.

About NorthStar Realty Finance Corp.

NorthStar Realty Finance Corp. is an internally managed REIT that primarily originates and invests in commercial real estate debt, real estate securities and net lease properties.  For more information about NorthStar Realty Finance Corp., please visit www.nrfc.com.

NorthStar Realty Finance Corp.

Consolidated Statements of Operations

(Amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
	(unaudited)	(unaudited)	(audited)	(audited)
Revenues and other income:
Interest income	$49,071	$75,849	$212,444	$292,135
Interest income – related parties	4,228	3,818	14,995	13,516
Rental and escalation income	29,068	27,878	116,073	95,755
Advisory and management fee income – related parties	1,808	2,402	12,496	7,658
Other revenue	2,044	974	16,496	6,249
Total revenues	86,219	110,921	372,504	415,313
Expenses:
Interest expense	45,166	65,167	191,472	242,560
Real estate properties – operating expenses	2,255	2,303	8,278	8,709
Asset management fees – related parties	854	1,500	4,746	4,368
Fundraising fees, debt issuance costs and other	2,875	—	7,823	6,295
Impairment on operating real estate	5,580	—	5,580	—
Provision for loan losses	5,500	—	11,200	—
General and administrative:
Salaries and equity based compensation (1)	22,185	8,973	53,269	36,148
Auditing and professional fees	2,460	1,229	7,098	6,787
Other general and administrative	3,748	3,469	14,492	13,626
Total general and administrative	28,393	13,671	74,859	56,561
Depreciation and amortization	9,751	9,597	43,232	33,191
Total expenses	100,374	92,238	347,190	351,684
Income from operations	(14,155)	18,683	25,314	63,629
Equity in (loss)/earnings of unconsolidated ventures	(7,072)	(6,522)	(11,918)	(11,684)
Unrealized gain (loss) on investments and other	324,599	(568)	752,332	(4,330)
Realized gain on investments and other	21,979	35	36,036	3,559
Income from continuing operations before minority interest	325,351	11,628	801,764	51,174
Minority interest in operating partnership	(32,698)	(867)	(77,484)	(2,702)
Minority interest in joint ventures	(2,517)	(229)	(4,614)	(580)
Income from continuing operations	290,136	10,532	719,666	47,892
Loss from discontinued operations, net of minority interest	—	—	—	(56)
Net income	290,136	10,532	719,666	47,836
Preferred stock dividends	(5,231)	(5,231)	(20,925)	(16,533)
Net income available to common stockholders	$284,905	$5,301	$698,741	$31,303
Net income per share from continuing operations (basic/diluted)	$4.51	$0.09	$11.07	$0.51
Income per share from discontinued operations (basic/diluted)	—	—	—	—
Net income available to common stockholders	$4.51	$0.09	$11.07	$0.51
Weighted average number of shares of common stock:
Basic	63,160,947	61,696,568	63,135,608	61,510,951
Diluted	70,422,832	67,062,284	70,136,783	65,086,953

(1) The three months ended December 31, 2008 and 2007 include $6,284 and $4,170 of equity based compensation expense, respectively.

The twelve months ended December 31, 2008 and 2007 include $24,680 and $16,007 of equity based compensation expense, respectively.

NorthStar Realty Finance Corp.

Consolidated Balance Sheets

(Amounts in thousands)

	December 31,	December 31,
	2008	2007

ASSETS:
Cash and cash equivalents	$134,039	$153,829
Restricted cash	163,157	202,295
Operating real estate – net	1,127,000	1,134,136
Available for sale securities, at fair value	221,143	549,522
Collateral held by broker	—	12,746
Real estate debt investments, net	1,976,864	2,007,022
Real estate debt investments, held-for-sale	70,606	—
Corporate loan investments	—	457,139
Investments in and advances to unconsolidated ventures	101,507	33,143
Receivables, net of allowance of $0 and $1 in 2008 and 2007, respectively	24,806	32,141
Unbilled rents receivable	7,993	5,684
Derivative instrument, at fair value	9,318	—
Deferred costs and intangible assets, net	71,933	126,677
Other assets	27,660	78,448
Total assets	$3,936,026	$4,792,782

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Liabilities:
Mortgage notes and loans payable	910,620	912,365
Exchangeable senior notes, measured at fair value as of December 31, 2008	112,576	172,500
Bonds payable, measured at fair value as of December 31, 2008	468,638	1,654,185
Credit facilities	44,881	501,432
Secured term loans	403,907	416,934
Liability to subsidiary trusts issuing preferred securities, measured at fair value as of December 31, 2008	69,617	286,258
Repurchase obligations	176	1,864
Securities sold, not yet purchased, at fair value	—	12,856
Obligations under capital leases	3,555	3,541
Accounts payable and accrued expenses	27,478	34,893
Escrow deposits payable	46,353	65,445
Derivative liability, at fair value	87,220	49,280
Other liabilities	34,248	40,695
Total liabilities	2,209,269	4,152,248

Minority interest in operating partnership	109,110	7,534
Minority interest in joint ventures	101,171	14,961

Stockholders’ Equity:
8.75% Series A preferred stock, $0.01 par value, $25 liquidation preference per share, 2,400,000 shares issued and outstanding at December 31, 2008 and December 31, 2007, respectively	57,867	57,867
8.25% Series B preferred stock, $0.01 par value, $25 liquidation preference per share,7,600,000 shares issued and outstanding at December 31, 2008 and December 31, 2007, respectively	183,505	183,505
Common stock, $0.01 par value, 500,000,000 shares authorized, 62,906,693 and 61,719,469 shares issued and outstanding at December 31, 2008 and December 31, 2007, respectively	634	617
Additional paid-in capital	610,834	595,418
Treasury stock, 475,051 and 0 shares held at December 31, 2008 and December 31, 2007, respectively	(1,384)	—
Retained earnings (deficit)	759,363	(40,075)
Accumulated other comprehensive loss	(94,343)	(179,293)
Total stockholders’ equity	1,516,476	618,039
Total liabilities and stockholders’ equity	$3,936,026	$4,792,782

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
Funds from Operations:
Income from continuing operations before minority interest	$325,351	$11,628	$801,764	$51,174
Minority interest in joint ventures	(2,517)	(229)	(4,614)	(580)
Income from continuing operations before minority interest in operating partnership	322,834	11,399	797,150	50,594
Adjustments:
Preferred stock dividends	(5,231)	(5,231)	(20,925)	(16,533)
Depreciation and amortization	9,751	9,597	43,232	33,191
Funds from discontinued operations	—	—	—	17
Real estate depreciation and amortization – unconsolidated ventures	203	247	945	990
Funds from Operations	$327,557	$16,012	$820,402	$68,259

Adjusted Funds from Operations:
Funds from Operations	$327,557	$16,012	$820,402	$68,259
Straight-line rental income, net	(505)	(800)	(2,322)	(2,653)
Straight-line rental income, discontinued operations	—	—	—	10
Straight-line rental income and fair value lease revenue (SFAS 141 adjustment), unconsolidated ventures	(31)	(52)	(155)	(219)
Amortization of equity-based compensation	6,284	4,170	24,680	16,007
Fair value lease revenue (SFAS 141 adjustment)	(320)	(252)	(1,740)	(863)
Unrealized(gains)/losses from mark-to-market adjustments	(328,773)	—	(767,338)	3,473
Unrealized(gains)/losses from mark-to-market adjustments, unconsolidated ventures	10,670	7,277	17,026	11,670
Adjusted Funds from Operations	$14,882	$26,355	$90,553	$95,684

FFO per share of Common Stock	$4.65	$0.24	$11.70	$1.05
AFFO per share of Common Stock	$0.21	$0.39	$1.29	$1.47

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” which are measures of NorthStar’s historical or future financial performance that are different from measures calculated and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, within the meaning of applicable SEC rules. These include: (i) Funds From Operations; (ii) Adjusted Funds From Operations; (iii) Return on Average Common Book Equity; and (iv) Return on Average Common Book Equity by business line. The following discussion defines these terms, which NorthStar believes can be useful measures of its performance.

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

Management believes that funds from operations, or FFO, and adjusted funds from operations, or AFFO, each of which are non-GAAP measures, are additional appropriate measures of the operating performance of a REIT and NorthStar in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT), as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of depreciable properties, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated/uncombined partnerships and joint ventures. AFFO, as defined by NAREIT, is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations.

NorthStar calculates AFFO by subtracting from (or adding) to FFO:

•                  normalized recurring expenditures that are capitalized by us and then amortized, but which are necessary to maintain NorthStar’s properties and revenue stream, e.g., leasing commissions and tenant improvement allowances;

•                  an adjustment to reverse the effects of the straight-lining of rents and fair value lease revenue under SFAS 141;

•                  the amortization or accrual of various deferred costs including intangible assets and equity based compensation; and

•                  an adjustment to reverse the effects of non-cash unrealized gains/(losses).

NorthStar’s calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs.

Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP. Furthermore, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of NorthStar’s operating performance or as an alternative to cash flow from operating activities as a measure of NorthStar’s liquidity.

Return on Average Common Book Equity

NorthStar calculates return on average common book equity (“ROE”) on a consolidated basis and for each of NorthStar’s major business lines.  NorthStar believes that ROE provides investors and management with a good indication of the performance of the Company and its business lines because it provides the best approximation of cash returns on common equity invested.  Management also uses ROE, among other factors, to evaluate profitability and efficiency of equity capital employed, and as a guide in determining where to allocate capital within its business.  ROEs may fluctuate from quarter to quarter based upon a variety of factors, including the timing and amount of investment fundings, repayments and asset sales, capital raised and leverage used, and the yield on investments funded.

NorthStar urges investors to carefully review the GAAP financial information included as part of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and quarterly earnings releases.

Return on Average Common Book Equity (including and excluding G&A)

($ in thousands)

	Three Months
	Ended
	December 31, 2008		Annualized (2)
Adjusted Funds from Operations (AFFO)	$14,882		$59,528	(A)
Plus: Fundraising Fees, Debt Issuance Costs and Other	2,875
AFFO, excluding Fundraising Fees, Debt Issuance Costs and Other	17,757		$71,028	(B)
Plus: General & Administrative Expenses	28,393
Plus: General & Administrative Expenses from Unconsolidated Ventures	963
Less: Equity-Based Compensation included in G&A	6,284
AFFO, excluding G&A	40,829		163,316	(C)

Average Common Book Equity & Operating Partnership Minority Interest (1)	$1,240,933	(D)

Return on Average Common Book Equity (including G&A)	4.8	%(A)/(D)
Return on Average Common Book Equity (excluding Fundraising Fees, Debt Issuance Costs and Other)	5.7	%(B)/(D)
Return on Average Common Book Equity (excluding G&A, and Fundraising Fees, Debt Issuance Costs and Other)	13.2	%(C)/(D)

(1)     Average Common Book Equity & Operating Partnership Minority Interest computed using beginning and ending of period balances. ROE will be impacted by the timing of new investment closings and repayments during the quarter.

(2)     Annualized numbers are calculated by taking the current quarter amounts and multiplying by 4.

Return on Average Common Book Equity by Business Segment (Pre-G&A and Fund Raising Fees & One-time Costs)

Including and Excluding Mark-to-Market Adjustments and Accumulated Depreciation and Amortization

($ in thousands)

	Lending	Healthcare NetLease	Core Net Lease	Securities	Corporate	Total
AFFO, Pre-G&A	$12,330	$2,003	$(3,337)	$9,409	$20,424	$40,829
Annualized (A)	49,320	8,012	(13,348)	37,636	81,696	163,316
Average Common Book Equity and Operating Partnership Minority Interest (B) (1)	852,417	70,068	65,021	93,211	160,216	1,240,933
Allocated Cumulative Mark-To-Market Adjustments for Assets, Liabilities and Interest Rate Swaps	(562,415)	(44,008)	(56,773)	(16,148)	(43,491)	(722,835)
Accumulated Depreciation and Amortization	—	29,826	56,190	—	—	86,016
Average Common Book Equity and Operating Partnership Minority Interest Excluding Mark-to-Market Adjustments and Accumulated Depreciation and Amortization(C) (1)	$290,002	$55,886	$64,438	$77,063	$116,725	$604,114

ROE, Net (A/B)	5.8%	11.4%	NM	40.4%	51.0%	13.2%
ROE, Gross (A/C)	17.0%	14.3%	NM	48.8%	70.0%	27.0%

(1)     Average Common Book Equity & Operating Partnership Minority Interest computed using beginning and ending of period balances.  ROE will be impacted by the timing of new investment closings and repayments during the quarter.

Fourth Quarter Funded Securities Investment Statistics

($ in thousands)

Amount Invested
CMBS (investment grade)	$9,833	(1)

(1) Par amount was $38 million.

Management Fees From Secured Term Debt Financings at December 31, 2008

($ in thousands)

					Annualized
	Fee - Based	Annual Management Fee %			Management Fee
	Assets	Senior	Subordinate	Total	Revenue
N-Star I	$299,316	0.15%	0.20%	0.35%	$1,048
N-Star II	331,242	0.15%	0.20%	0.35%	1,159
N-Star III	410,188	0.15%	0.20%	0.35%	1,436
N-Star IV	400,000	0.15%	0.20%	0.35%	1,400
N-Star V	499,745	0.15%	0.20%	0.35%	1,749
N-Star VI	450,000	0.15%	0.25%	0.40%	1,800
N-Star VII	550,000	0.15%	0.20%	0.35%	1,925
N-Star VIII	900,000	0.15%	0.25%	0.40%	3,600
N-Star IX(1)	800,000	0.15%	0.25%	0.40%	3,200

Total	$4,640,491				$17,317

(1)     N-Star IX is owned by the NorthStar Real Estate Securities Opportunity Fund.  The Company directly receives 33% of the management fees related to N-Star IX.

Term Debt Financing Cash Distributions and Coverage Test Summary

($ in thousands)

			Annualized
		Cash Distributions (1)	Interest Coverage	Overcollateralization
	Primary	Year Ended	Cushion (2)	Cushion
	Collateral	December 31,	December 31,	December 31,	At
	Type	2008	2008	2008	Offering

N-Star I	CMBS	$1,344	$1,442	$6,700	$8,687
N-Star II	CMBS	1,638	714	4,100	10,944
N-Star III	CMBS	2,866	1,238	25,100	13,610
N-Star IV	Loans	12,567	13,561	19,817	19,808
N-Star V	CMBS	4,010	1,316	8,900	12,940
N-Star VI	Loans	8,874	14,812	22,230	17,412
N-Star VII	CMBS	7,371	2,556	8,500	13,966
N-Star VIII	Loans	24,618	23,701	53,753	42,193
N-Star IX (3)	CMBS	6,045	3,505	45,692	24,516

Notes:

Cash distributions, interest coverage and overcollateralization coverage to the retained income notes.

(1)     Cash distributions are exclusive of senior management fees which are not subject to the coverage tests.

(2)     Interest coverage includes annualized numbers based on year-end trustee statements.

(3)     At December 31, 2008 NorthStar indirectly owns approximately 53% of N-Star IX income notes through its interest in the Securities Fund.

CMBS Vintages Under Management

($ in thousands)

	$	%	Cumulative
1996	$843	0.1%	0.1%
1997	45,485	3.0%	3.1%
1998	115,300	7.6%	10.7%
1999	49,429	3.3%	14.0%
2000	140,462	9.3%	23.3%
2001	102,729	6.8%	30.1%
2002	69,909	4.6%	34.7%
2003	137,535	9.1%	43.8%
2004	233,553	15.5%	59.3%
2005	355,808	23.6%	82.9%
2006	204,695	13.6%	96.5%
2007	51,248	3.3%	99.8%
2008	3,481	0.2%	100.0%
Total	$1,510,477	100.0%

Securities Fund	506,478

Total CMBS	$2,016,955

Credit Ratings Distribution of Securities Under Management

($ in thousands)

	$	%
AAA	$79,920	3.7%
AA	122,113	5.6%
A	177,274	8.1%
BBB	1,126,970	51.8%
BB	419,795	19.2%
B	153,037	7.0%
CCC	69,613	3.2%
C	31,000	1.4%
Total	$2,179,722	100.0%

Securities Fund	834,617
Total Securities	$3,014,339

Assets Under Management at December 31, 2008

($ in thousands)

	$	%
Investment grade securities	$2,121,160	32.8%
First mortgage (1)	1,399,867	21.7%
Non-investment grade securities	893,178	13.8%
Mezzanine and other subordinate loans (2)	749,788	11.6%
Non-investment grade net lease (3)	1,027,643	15.9%
Investment grade net lease (3)	271,382	4.2%
Total	$6,463,018	100.0%

(1) Includes $225 million of junior participations in first mortgages.

(2) Includes $95 million of equity investments primarily related to real estate and corporate loans.

(3) Net lease amounts prior to accumulated depreciation and impact of statement of FAS No. 141.

Book Value Rollforward

($ in thousands, except per share data)

	$	Per Share
Common book value at September 30, 2008 (diluted)	$1,097,652	$15.59

Net income to common shareholders and minority interest, excluding non-cash mark to market items included in net income	(500)	(0.01)

Mark to market adjustments included in net income:
Securities fund	(10,670)	(0.15)
Exchangeable senior notes	74,313	1.06
Secured debt liabilities	429,191	6.10
Trust preferred debt	22,360	0.32
Securities and Investments held at market value under FAS159	(168,859)	(2.40)
Swaps and other hedges	(28,232)	(0.40)

Mark to market adjustments in other comprehensive income and minority interest:
Effective hedges	(7,508)	(0.11)
Available for sale securities	(3,411)	(0.05)

Dividends and distributions paid to common stockholders and minority interest	(25,342)	(0.36)

Accretion/(dilution) from additional shares issued during quarter (1)	5,219	(0.09)
Total net increases/(decreases)	286,561	3.91

Common book value at December 31, 2008 (diluted) (2)	$1,384,213	$19.50

(1) Related to issuance of common stock in from DRIP and DSTT plan, equity distribution agreement, and amortization of LTIP units.

(2) Cumulative net mark-to-market adjustments total a positive $877.2 million ($12.36 per diluted share) and accumulated real estate depreciation and amortization total a negative $89.1 million ($1.26 per diluted share) as of December 31, 2008.

NRFC NNN Holdings, LLC Portfolio Summary

($ in thousands)

				Years					Acquisition
Date			Square	Net	Acquisition		Existing		Cost less
Acquired	Tenant or Guarantor of Tenant	Location/MSA	Feet	Lease (1)	Cost (2)		Debt		Debt

Oct-2004	ALGM Portfolio - Various (3)	Three properties in New York, NY	35,965	4.0-8.5	$10,355	(4)	$0		$10,355
Nov-2007	Alliance Data Systems Corp.	Columbus, OH	199,112	8.9	33,826		23,787		10,039
Mar-2007	Citigroup, Inc.	Fort Mill, SC/Charlotte	165,000	11.8	34,303		30,685		3,618
Jun-2007	Vacant	Reading, PA	609,000	N/A	28,473		19,153		9,320
Jun-2006	Covance, Inc.	Indianapolis, IN	333,600	17.0	34,519		28,472		6,047
Feb-2007	Credence Systems Corp.	Milpitas, CA/San Jose	178,213	8.2	30,144		22,548		7,596
Sep-2006	Dick’s Sporting Goods, Inc. / PetSmart, Inc. (3)	9 properties	467,971	7.1-15.7	64,503		49,332		15,171
Sep-2005	Electronic Data Systems Corp.	2 in MI / 1 in CA / 1 in PA	387,842	6.7	62,718		47,698		15,020
Dec-2005	General Electric Co. & Cincom Systems, Inc.	Springdale, OH/Cincinnati	486,963	1-3	69,341		51,480		17,861
Aug-2005	GSA - U.S. Department of Agriculture	Salt Lake City, UT	117,553	3.3	22,424		15,862		6,562
Jul-2006	Northrop Grumman Space & Mission Systems Corp. (5)	Aurora, CO/Denver	183,529	6.5	43,625		34,502		9,123
Mar-2006	Party City Corp. (Amscan) / Lerner Enterprises, Inc.	Rockaway, NJ/ Northern NJ	121,038	6.4-8.5	21,955		17,341		4,614
Feb-2006	Quantum Corporation (6)	Colorado Springs, CO	406,207	1.4-12.1	27,635		18,443		9,192
Jan-2005	Washington Mutual Bank, FA (3)	Chatsworth, CA/ Los Angeles	257,336	6.5	65,159		52,233	(7)	12,926

Total NRFC NNN Holdings, LLC Portfolio			3,949,329	8.0	$548,980		$411,536		$137,444

(1) Remaining lease terms as of December 31, 2008.  Total represents weighted average based on acquisition cost.

(2) Acquisition cost does not include SFAS 141 “Business Combinations” purchase price allocations.

(3) The three ALGM portfolio properties, six of ten Dick’s Sporting Goods, Inc. / PetSmart, Inc. properties and one of the three Washington Mutual Bank, FA properties are ground lease interests.

(4) The three ALGM properties were owned by NorthStar’s predecessor prior to NorthStar’s initial public offering.  The value in acquisition cost column reflects the undepreciated book value when the properties were transferred to a subsidiary of NRFC NNN Holdings, LLC at the time of  NorthStar’s initial public offering (10/29/04).

(5) The Northrop Grumman Space & Mission Systems Corp. property is financed with a $33.3 first mortgage with a third party and a $1.2 million mezzanine loan held by a consolidated NorthStar entity.

(6) Dollar amounts shown are 50% of total values, representing NRFC NNN Holding’s, LLC subsidiary’s 50% interest in a joint venture with an institutional investor.

(7) The Washington Mutual Bank, FA properties are financed with a $42.9 million non-recourse first mortgage with a third party and a $9.3 million mezzanine loan held by an affiliate of NorthStar.

Portfolio Cash Flow and Tenant Credit Profile

($ in thousands)

	Three Months Ended December 31, 2008				Primary Tenant
				NOI Less			Actual
Tenant or Guarantor of Tenant	Base Rent	NOI	Debt Service	Debt Service	Market Cap (1)		Credit Rating

ALGM Portfolio - Various	$535	$411	—	$411	mixed tenants
Alliance Data Systems Corp.	582	577	(455)	122	$3,055		not rated
Citigroup, Inc.	525	525	(500)	25	36,570		A/A2
Vacant	—	(149)	(258)	(407)	N/A		N/A
Covance, Inc.	608	607	(518)	89	2,913		not rated (2)
Credence Systems Corp.	648	647	(447)	200	34		not rated
Dick’s Sporting Goods, Inc. / PetSmart, Inc.	1,270	1,239	(974)	265	1,580		not rated (3)
Electronic Data Systems Corp.	1,371	1,371	(825)	546	13,900		NR/A2
General Electric Co. & Cincom Systems, Inc.	1,398	1,390	(761)	629	170,033		AAA/Aaa
GSA - U.S. Department of Agriculture	579	475	(303)	172	n.a.		implied AAA
Northrop Grumman Space & Mission Systems Corp.	776	777	(658)	119	14,731		NR/Baa1
Party City Corp. (Amscan) / Lerner Enterprises, Inc.	437	433	(304)	129	362	(4)	B/B2 (5)
Quantum Corporation (50%)	593	591	(322)	269	76		B-/Caa1
Washington Mutual Bank	1,594	1,466	(1,205)	261	n.a.		R/NR (6)
Total	$10,916	$10,360	(7,530)	$2,830

(1) Based on information from FactSet at close of market on December 31, 2008.

(2) Covance has a $1.0 billion net worth and no long-term debt.

(3) PetSmart, Inc. is rated BB.

(4) In December 2005, Amscan Holdings, Inc. (controlled by Berkshire Partners and Weston Presidio) purchased Party City for $362 million.

(5) The Party City Corp. lease is guaranteed by Amscan Holdings, Inc. which has a B/B2 credit rating by S&P and Moody’s, respectively.

(6) An obligator rated ‘R’ is under regulatory supervision owing to its financial condition. On September 25, 2008, JPMorgan Chase & Co. acquired all deposits, assets and certain liabilities of Washington Mutual Bank, FA’s banking operations from the FDIC.  JPMorgan expects to vacate the facilities by March 23, 2009.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; NorthStar Realty can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from NorthStar Realty’s expectations include, but are not limited to changes in economic conditions generally and the real estate and bond markets specifically, legislative or regulatory changes (including changes to laws governing the taxation of REITs), availability of capital, interest rates and interest rate spreads, policies and rules applicable to REITs, the continued service of key management personnel, the effect of competition in the real estate finance industry, the costs associated with compliance and corporate governance, including the Sarbanes-Oxley Act and related regulations and requirements, and other risks detailed from time to time in NorthStar Realty’s SEC reports. Factors that could cause actual results to differ materially from those in the forward-looking statements will be specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. Such forward-looking statements speak only as of the date of this press release. NorthStar Realty expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contact:

Investor Relations

Joe Calabrese

(212) 827-3772